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Exhibit 21

                    Subsidiaries of Vertex Interactive, Inc.

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
                                                               State or Country of
                      Subsidiary                                  Incorporation
                      ----------                               ------------------
Communication Services International, Inc.                    California, USA

Data Control Systems, Inc.                                    New Jersey, USA

ICS International AG                                          Germany

         ICS France S.A.                                      France

         ICS-Vertex Interactive Benelux BV                    The Netherlands

Positive Developments, Inc.                                   California, USA

Renaissance Software, Inc.                                    Delaware, USA

Societa Italiana Servizi-Italservice s.r.l.                   Italy

Vertex Interactive (UK), Ltd                                  United Kingdom

         Vertex Interactive (Ireland) Ltd                     Ireland

Vertex Interactive Italia s.r.l.                              Italy